D. Paul Dascoli
Senior Vice President &
Chief Financial Officer
(614) 474-4300

Media Contact:
Barbara Coleman
Corporate Communications
(614) 474-4083
bcoleman@express.com

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113

EXPRESS, INC. ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

Columbus, Ohio - May 24, 2012 -- Express, Inc. (NYSE: EXPR), a specialty retail apparel chain operating more than 600 stores, today announced that its Board of Directors has authorized the Company to repurchase up to $100 million of Company common stock. The repurchase program will be funded using the Company's available cash and is expected to be executed over the next 18 months.
Michael Weiss, Chairman, President and Chief Executive Officer stated: "Our Board believes that at the current price our stock is undervalued based on many criteria, including the long-term growth prospects for the Company, and that the repurchase program is an effective means to enhance shareholder value. Express' strong financial condition allows us to take advantage of opportunities to purchase our securities at attractive prices. We remain confident in our go-to-market strategy and believe that our four growth pillars provide significant opportunity going forward."
The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.
About Express, Inc.:
Express is a specialty apparel and accessories retailer of women's and men's merchandise, targeting the 20 to 30 year old customer.  The Company has over 30 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions.  The Company currently operates more than 600 retail stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, in Canada, and in Puerto Rico, and also distributes its products through the Company's e-commerce website, express.com.

Forward-Looking Statements:
Certain statements are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include any statement that does not directly relate to any historical or current fact and may herein include, but are not limited to, statements regarding the Company's intention to repurchase shares and the source of funding therefor,  Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate.  These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements.  Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis and due to store events, promotions and a variety of other factors; (4) increased competition from other retailers; (5) our dependence upon independent third parties to manufacture all of our merchandise; (6) our growth strategy, including our international expansion plan; (7) our dependence on a strong brand image; (8) our dependence upon key executive management; (9) our reliance on Limited Brands to provide us with certain key services for our business; and (10) our substantial indebtedness and lease obligations.  Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.